Exhibit 99.1

TOR Minerals International, Inc. Announces Third Quarter Financial Results

CORPUS CHRISTI, Texas, November 11, 2010 - TOR Minerals International, Inc. (Nasdaq: TORM), producer of synthetic titanium dioxide, color pigments, specialty aluminas, and other high performance mineral fillers, today announced its financial results for the third quarter ended September 30, 2010.  The Company reported net income available to common shareholders of $221,000, or $0.09 per diluted share, on net sales of $7,543,000.  This compares with a net loss available to common shareholders of ($32,000), or ($0.02) per share, on net sales of $6,441,000 for the quarter ended September 30, 2009.

Net sales increased 17.1 percent during the third quarter of 2010 over the third quarter of 2009.  All product categories showed year-over-year growth, as demand in paint and plastics markets continued to improve.  During the third quarter of 2010, sales of titanium dioxide and color pigments, which includes HITOX® and TIOPREM® product groups, increased 7.9 percent to $3.1 million.  Sales of specialty alumina products, which includes ALUPREM® and HALTEX® product groups, increased 21.7 percent to $3.3 million during the third quarter of 2010 as demand for new and existing specialty alumina products also improved.  Third quarter sales from other product categories increased 34.2 percent to $1.1 million.

During the third quarter of 2010, operating income increased to $397,000, or 5.3 percent of sales, compared to operating income of $208,000, or 3.2 percent of sales reported during the third quarter of 2009.  The year-over-year improvement in profitability resulted from increased sales levels, increased plant utilization, and greater operational efficiencies.

Net sales for the nine months ended September 30, 2010, were $22,327,000, an increase of 25.4 percent compared to $17,798,000 reported during the nine-month period ended September 30, 2009. Net income available to common shareholders was $1,245,000, or $0.51 per diluted share, for the nine months ended September 30, 2010, compared to a net loss of ($339,000), or ($0.18) per share, for the same period a year ago.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Market acceptance of our newly introduced products was the major contributor to the year-over-year revenue growth.  New products contributed to more than 10 percent of third quarter sales.  While the pace of third quarter's top-line growth was slower than we experienced earlier in the year, demand in our primary end markets of paint and plastics continue to show strength, and order rates have accelerated during the first month of the fourth quarter."

"We've come a long way in diversifying our product and geographic mix in the past several years. The recent addition of several new large customers also diversifies our customer and geographic concentration.  Greater diversification should improve our ability to deliver consistent growth in revenue and profitability," Dr. Karasch continued.

The Company said it expects to show sequential and year-over-year improvement in financial results during fourth quarter of fiscal 2010.

A webcast discussing third quarter 2010 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

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This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slow down in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg
Three Part Advisors, LLC
(817) 310-0051

Financial Tables Follow

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TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
NET SALES	$7,543	$6,441	$22,327	$17,798
Cost of sales	6,234	5,492	17,765	15,170
GROSS MARGIN	1,309	949	4,562	2,628
Technical services and research and development	66	54	184	146
Selling, general and administrative expenses	846	687	2,666	2,423
OPERATING INCOME	397	208	1,712	59
OTHER INCOME (EXPENSE):
Interest income	-	-	-	2
Interest expense	(110)	(159)	(343)	(407)
Gain (loss) on foreign currency exchange rate	(53)	(5)	(47)	37
Other, net	-	-	-	4
INCOME (LOSS) BEFORE INCOME TAX	234	44	1,322	(305)
Income tax expense (benefit)	(2)	61	32	(11)
NET INCOME (LOSS)	$236	$(17)	$1,290	$(294)
Less: Preferred Stock Dividends	15	15	45	45
Income (Loss) Available to Common Shareholders	$221	$(32)	$1,245	$(339)

Income (loss) per common share:
Basic	$0.12	$(0.02)	$0.66	$(0.18)
Diluted	$0.09	$(0.02)	$0.51	$(0.18)
Weighted average common shares outstanding:
Basic	1,908	1,891	1,899	1,891
Diluted	2,586	1,891	2,455	1,891
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TOR Minerals International, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share and per share amounts)
	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$564	$1,002
Trade accounts receivable, net	4,016	3,380
Inventories	10,403	9,101
Other current assets	888	540
Total current assets	15,871	14,023
PROPERTY, PLANT AND EQUIPMENT, net	18,901	18,800
OTHER ASSETS	45	53
Total Assets	$34,817	$32,876

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,075	$1,452
Accrued expenses	1,443	1,036
Notes payable under lines of credit	1,529	3,313
Export credit refinancing facility	477	-
Current deferred tax liability	50	60
Current maturities - capital leases	68	140
Current maturities of long-term debt - financial institutions	211	435
Total current liabilities	5,853	6,436
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES
Capital leases	20	49
Long-term debt - financial institutions	1,254	1,477
Long-term debt - convertible debentures, net	1,197	1,122
DEFERRED TAX LIABILITY	664	577
Total liabilities	8,988	9,661
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Series A 6% convertible preferred stock $.01 par value: authorized, 5,000 shares; 200 shares issued and outstanding at 9/30/2010 and 12/31/2009	2	2
Common stock $1.25 par value: authorized, 6,000 shares; 1,909 and 1,891 shares issued and outstanding at 9/30/2010 and 12/31/2009, respectively	2,386	2,363
Additional paid-in capital	25,308	25,214
Accumulated deficit	(6,562)	(7,807)
Accumulated other comprehensive income:
Cumulative translation adjustment	4,695	3,443
Total shareholders' equity	25,829	23,215
Total Liabilities and Shareholders' Equity	$34,817	$32,876
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TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$1,290	$(294)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,421	1,340
Share-based compensation	91	78
Warrant interest expense	50	27
Deferred income taxes	32	(17)
Provision for bad debts	-	(61)
Changes in working capital:
Trade accounts receivables	(640)	(384)
Inventories	(827)	2,056
Other current assets	(339)	(324)
Accounts payable and accrued expenses	972	(1,436)
Net cash provided by operating activities	2,050	985

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,026)	(807)
Proceeds from sales of property, plant and equipment	17	-
Net cash used in investing activities	(1,009)	(807)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments on) proceeds from lines of credit	(1,725)	926
Net proceeds from (payments on) export credit refinancing facility	477	(432)
Payments on capital lease	(96)	(4)
Payments on long-term bank debt	(399)	(1,208)
Proceeds from convertible debentures	-	1,500
Proceeds from the issuance of common stock, and exercise of common stock options	51	-
Preferred stock dividends paid	(45)	(45)
Net cash (used in) provided by financing activities	(1,737)	737
Effect of exchange rate fluctuations on cash and cash equivalents	258	(213)
Net (decrease) increase in cash and cash equivalents	(438)	702
Cash and cash equivalents at beginning of year	1,002	191
Cash and cash equivalents at end of period	$564	$893
Supplemental cash flow disclosures:
Interest paid	$343	$377
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